UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2019

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 290, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DAVE	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.Completion of Acquisition or Disposition of Assets.

On July  10, 2019, Famous Dave’s Ribs, Inc., a wholly-owned subsidiary of Famous Dave’s of America, Inc. (the “Company”) completed the acquisition of four franchised Famous Dave’s restaurants in the Arizona market (the “Arizona Purchased Restaurants”). The sellers of the Arizona Purchased Restaurants were Desert Ribs LLC (“Desert Ribs”), Famous Charlie LLC (“Famous Charlie”), Famous Freddie LLC (“Famous Freddie”), Famous Gracie LLC (“Famous Gracie”), and Famous George LLC (“Famous George”) (collectively referred to as the  “Seller”), which was a franchisee of the Company.  The acquisition of the Arizona Purchased Restaurants was pursuant to the Purchase Agreement, as filed on June 26, 2019 under Current Report on Form 8-K, resulting from a stalking horse bid in the sale process conducted under Sections 363 and 365 of Chapter 11 of the U.S. Bankruptcy Code.  The purchase price of the Arizona Purchased Restaurants was approximately $1.6 million in cash and approximately $1.6 million for the assumption of gift card and other liabilities as specified in the Purchase Agreement, settlement of outstanding franchise billings,  and fees related to debtor-in-possession financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: July 16, 2019	By:	/s/ Paul M. Malazita
Name: Paul M. Malazita
Title: Chief Financial Officer and Secretary